CUSIP No.	778669101
EXHIBIT A
JOINT FILING AGREEMENT
The undersigned hereby agree that the statement on Schedule 13G with respect to the Common Stock, par value $0.0001 per share, of Rotech Healthcare Inc. dated as of January 3, 2011, is, and any amendments thereto (including amendments on Schedule 13D) signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934.

Date: January 3, 2011	Venor Capital Master Fund Ltd.

	Name:	/s/ Jeffrey Bersh

	By:	Jeffrey Bersh
	Title:	Director

Date: January 3, 2011	Venor Capital Management, LP

	By:	Venor Capital Management GP LLC, as general partner

	Name:	/s/ Michael Wartell

	By:	Michael Wartell
	Title:	Managing Member

Date: January 3, 2011	Venor Capital Management GP LLC

	Name:	/s/ Michael Wartell

	By:	Michael Wartell
	Title:	Managing Member

Date: January 3, 2011	/s/ Jeffrey Bersh

Jeffrey Bersh

Date: January 3, 2011	/s/ Michael Wartell

Michael Wartell

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